UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2020

NCL CORPORATION LTD.

(Exact name of registrant as specified in its charter)

Bermuda	333-128780	20-0470163
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7665 Corporate Center Drive, Miami, Florida 33126

(Address of principal executive offices, and Zip Code)

(305) 436-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Overview

On March 5, 2020, given the continued uncertainty surrounding the COVID-19 coronavirus, Norwegian Cruise Line Holdings Ltd. took the proactive measure of securing additional liquidity by entering into a Credit Agreement, through its subsidiaries, NCL Corporation Ltd. (“NCLC”) and Norwegian Epic, Ltd. (“Norwegian Epic”), with JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, and certain other lenders thereto (the “Norwegian Epic Credit Agreement”), which provides for revolving loans in an aggregate principal amount of $675.0 million. The Norwegian Epic Credit Agreement shall be used for general corporate purposes. The maturity date of the Norwegian Epic Credit Agreement is March 4, 2021.

As of March 9, 2020, no borrowings were drawn under this Norwegian Epic Credit Agreement nor NCLC’s other $875.0 million senior secured revolving credit facility, resulting in availability under these revolving credit agreements of $1.55 billion.

Interest Rate and Fees

The loans under the Norwegian Epic Credit Agreement shall bear interest at a per annum rate of LIBOR plus a margin of 0.80%. In addition to paying interest on outstanding loans under the Norwegian Epic Credit Agreement, we are required to pay commitment fees on the undrawn portion of the commitments under the Norwegian Epic Credit Agreement and customary agency fees.

Norwegian Epic may voluntarily and permanently terminate the commitments under the Norwegian Epic Credit Agreement, in whole or in part, at any time, subject to payment of breakage fees.

Guarantee and Security

All obligations of Norwegian Epic under the Norwegian Epic Credit Agreement will be guaranteed by NCLC and will be secured by a first priority perfected security interest in the equity of Norwegian Epic, Ltd., a first lien ship mortgage on the NORWEGIAN EPIC vessel and by first priority assignments of certain interests related to the NORWEGIAN EPIC vessel.

This summary of the Norwegian Epic Credit Agreement, including the guarantee thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the relevant agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, NCL Corporation Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 9, 2020	NCL CORPORATION LTD.

	By:	/s/Mark A. Kempa
Mark A. Kempa
Executive Vice President and Chief Financial Officer